SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                 August 11, 2003

                                 PERRIGO COMPANY
               (Exact name of registrant as specified in charter)

   MICHIGAN                           0-19725                     38-2799573
---------------                     ------------               ----------------
(State of other                     (Commission                (I.R.S. Employer
Jurisdiction of                     File Number)                Identification
Incorporation)                                                      Number)

515 Eastern Avenue, Allegan, Michigan                            49010
-------------------------------------                          ----------
(Address of principal executive offices)                       (Zip Code)

Registrant's telephone number, including area code:
(616) 673-8451


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Item 7(c). Exhibits

Exhibit 99 Press Release: "PERRIGO COMPANY REPORTS FISCAL 2003 EARNINGS OF $0.76
           PER SHARE"

ITEM 12. Disclosure of Results of Operations and Financial Condition

On August 11, 2003, the Perrigo Company released earnings for fourth quarter and year end for fiscal 2003.

The earnings release contains a non-GAAP measure which is defined as a financial measure of the Company's performance that excludes or includes amounts thereby differentiating it from the most directly comparable measure presented in the financial statements that are calculated and presented in accordance with Generally Accepted Accounting Principles (GAAP). Pursuant to the requirements of Regulation G, the Company has provided a reconciliation within its earnings release to the most directly comparable GAAP measure for this non-GAAP measure.

The Company excludes unusual litigation income and restructuring and impairment charges related to the Mexico operations when monitoring and evaluating the on-going financial results and trends of its business due to the non-recurring nature of this item. The Company believes this information is also useful for investors since excluding these non-recurring items provide important insight into the Company's ongoing operations.

The press release related to Perrigo's earnings is attached as Exhibit 99.


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                                   SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       PERRIGO COMPANY
                                       (Registrant)

                                       By: /s/ Douglas R. Schrank
                                           ----------------------------------
Dated: August 11, 2003                     Douglas R. Schrank
                                           Executive Vice President and
                                             Chief Financial Officer
                                             (Principal Accounting and Financial
                                             Officer)

                                  Exhibit Index

      Exhibit 99 - Press Release issued by Perrigo Company on August 11, 2003.